FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          HOMETOWN AUTO RETAILERS, INC.
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             (Exact name of registrant as specified in its charter)


                Delaware                                        06-150-1703
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(State of incorporation or organization)                    (I.R.S. Employer
                                                            Identification No.)


     831 Straits Turnpike, Watertown CT                          06795
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    (Address of principal executive office)                    (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class                    Name of each exchange which
  to be so registered                  each class is to be registered

None

Securities to be registered pursuant to Section 12(g) of the Act:

                Class A Common Stock, par value $.001 per share
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                 Class B Common Stock, par value $.001 per share
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                              (Title of Classes)


Item 1. Description of Registrant's Securities to be Registered.

      The description of securities required by this Item is contained in the Registration Statement of the Registrant on Form S-1, File No. 333-52763, (the "Registration Statement"), filed with the Commission on May 15, 1998, and is incorporated herein by reference to such filing. See "Description of Securities."

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Item 2. Exhibits

      The following exhibits required to be filed by this item are either filed herewith, or, pursuant to Rule 12b-32 of the Act, incorporated herein by reference to the exhibits filed by the registrant with the Registration
Statement:

      (a) Specimen copies of the Common Stock (Exhibit 4.1 to the Registration Statement).

      (b) Copies of all constituent instruments defining the rights of the holders of the Common Stock:

            (i) Certificate of Incorporation (Exhibit 3.2 to the Registration Statement);

            (ii) Certificate of Amendment to the Certificate of Incorporation (Exhibit 3.5 to the Registration Statement);

            (iii) By-Laws (Exhibit 3.7 to the Registration Statement).

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 22, 1998

                                    HOMETOWN AUTO RETAILERS, INC.


                                    By:/s/ Joseph Shaker
                                       -----------------------------------------
                                          Joseph Shaker, President